Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF SUNCOKE ENERGY PARTNERS GP LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of SunCoke Energy Partners, L.P. for the fiscal quarter ended September 30, 2013, I, Frederick A. Henderson, Chief Executive Officer and Chairman of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy Partners, L.P., for the periods presented therein.

/s/ Frederick A. Henderson
Frederick A. Henderson
Chief Executive Officer and Chairman
October 30, 2013